EXHIBIT 99.1

BJ's Restaurants, Inc. to Present at the Following Investor Conferences

HUNTINGTON BEACH, Calif., May 18, 2011 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) will be presenting at the following investor conferences during the months of May and June:

  Morgan Stanley Retail Conference at the Four Seasons Hotel in Boston, MA. The Company's presentation will begin at approximately 9:30 am (Eastern) on Wednesday, May 25, 2011.
  Piper Jaffray 31st Annual Consumer Conference at the New York Palace Hotel, New York, NY. The Company's presentation will begin at approximately 8:30 am (Eastern) on Thursday, June 9, 2011.
  William Blair 31st Annual Growth Stock Conference at the Four Seasons Hotel in Chicago, IL. The Company's presentation will begin at approximately 10:10 am (Central) on Tuesday, June 14, 2011.

Each presentation will be broadcast live over the Internet. Interested parties may listen to the presentations at the Company's website located at http://www.bjsrestaurants.com. The presentations can be accessed by clicking on the "Investors" link from the Company's home page followed by the "Presentation" link. An archive of each presentation will be available following the live presentation for approximately 30 days.

BJ's Restaurants, Inc. currently owns and operates 105 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using qualified contract brewers to produce and distribute BJ's critically acclaimed proprietary handcrafted beers throughout the chain. The Company's restaurants are located in California (52), Texas (22), Arizona (6), Colorado (4), Oregon (2), Nevada (4), Florida (6), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, future guest traffic, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 52 of our current 105 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: Greg Levin
         BJ's Restaurants, Inc.
         (714) 500-2400